EXHIBIT 99.1

DTS Reports Preliminary Second Quarter 2013 Financial Results

Network-Connected Business Up 100%, Driving Solid Year-Over-Year Growth

Company Delays Conference Call and Form 10-Q Filing to Finalize Accounting Related to a Royalty Recovery Matter

CALABASAS, Calif., Aug. 7, 2013 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced preliminary financial results for the second quarter ended June 30, 2013. The Company also announced the delay of its earnings conference call and the expected filing of its Form 10-Q to finalize the accounting related to a royalty recovery matter not reflected in the preliminary results below. The ultimate resolution of the matter may result in additional revenue or a balance sheet-related purchase accounting adjustment pertaining to the SRS acquisition.

"DTS delivered attractive revenue growth in the second quarter, driven by strong performance in our network-connected business, and we are pleased with our results to date," said Jon Kirchner, chairman and CEO of DTS, Inc. "Due to the complexity and ambiguity of certain rules surrounding accounting for business combinations, we are still working to finalize the accounting for this royalty recovery matter. We believe it is important to determine the proper accounting and are working aggressively to resolve the matter. We will hold our conference call as soon as the matter is finalized."

Preliminary Quarterly Financial Comparison
	Q2 2013	Q2 2012
Revenue	$27.2 million	$21.8 million
Year-over-year growth rate	25%	6%

GAAP Net income/(loss)	$(2.0) million	$(755,000)
GAAP Earnings/(loss) per share*	$(0.11)	$(0.05)

Non-GAAP Operating margin	13%	26%
Non-GAAP Net income	$2.1 million	$3.5 million
Non-GAAP Earnings per share*	$0.11	$0.21
*Earnings/(loss) per diluted share net of tax

Other Preliminary GAAP Results
	Q2 2013	Amount per diluted share*
Stock-based compensation	$2.9 million	$0.10
Amortization of intangibles	$2.5 million	$0.08
Acquisition and integration-related costs	$47,000	$0.00
*Amount per diluted share net of tax

The GAAP and non-GAAP reconciling items for the second quarters of 2013 and 2012 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition and integration-related charges. In addition, the Company's GAAP tax rate is currently subject to substantial volatility caused by three-year cumulative pre-tax losses in the US, which now require the Company to record a valuation allowance against all US Federal deferred tax benefits. Management believes that the Company's inability to utilize its US deferred tax benefits is temporary, and as a result, the appropriate measure for its effective tax rate, until such time as the valuation allowance issue is resolved, is to impute a normalized 40% effective tax rate on the pretax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio, which is incorporated by hundreds of licensee customers around the world, into an array of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in car audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smart phones, surround music content and every device capable of playing Blu-ray™ discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom. Copyright 2013, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; any statements regarding the Company's future use of deferred tax benefits; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; any statements regarding resolution of the accounting related to the royalty recovery matter; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the continued decline in optical disc-based product sales, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended
	June 30,
	2013	2012
Operating income (loss):
GAAP operating income (loss)	$ (1,815)	$ 74
Amortization of intangible assets	2,499	274
Stock-based compensation	2,912	2,918
Acquisition and integration related costs*	47	2,324
Non-GAAP operating income	$ 3,643	$ 5,590
Non-GAAP operating income as a % of revenue	13%	26%

Net income (loss):
GAAP net loss	$ (2,027)	$ (755)
Amortization of intangible assets	2,499	274
Stock-based compensation	2,912	2,918
Acquisition and integration related costs*	47	2,324
Tax adjustment	(1,350)	(1,277)
Non-GAAP net income	$ 2,081	$ 3,484

Non-GAAP diluted income per common share	$ 0.11	$ 0.21

Weighted average diluted shares outstanding:	18,478	16,943

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.
CONTACT: Media & Investor Contacts
         Sard Verbinnen & Co
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
         (415) 618-8750